                                                                 EXHIBIT 10.1(a)

NATIONSBANK, N.A.


                                LOAN AGREEMENT
                                --------------

     This Loan Agreement (the "Agreement") dated as of December 18, 1997, by and between NATIONSBANK, N.A., a national banking association ("Bank") and the Borrower described below:

     In consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A. Affiliate. As to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person or any individual related to such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          B.   Borrower. Blue Rhino Corporation, a Delaware corporation.

          C.   Borrower's Address:      104 Cambridge Plaza Drive
                                        Winston-Salem, NC 27104

          D. Collateral. The property and interests in property securing payment and performance of the Loans, as set forth in Section 3 hereof.

          E. Debt Service Coverage. The quotient of net income after taxes plus depreciation and amortization and any change in deferred taxes, divided by the sum of the prior year's maturities of long-term debt and capital leases actually paid, plus cash dividends actually paid.

          F. EBITDA. Earnings before interest expense, taxes, depreciation and amortization.

          G. Equipment. All machinery and equipment, including fixtures, now owned or hereafter acquired by the Borrower.

          H. Funded Debt. Debt incurred by borrowing money, specifically excluding trade debt or accruals arising in the ordinary course of business, but including, without limitation (i) purchase money indebtedness, (ii) the principal portion of obligations under capital leases, and (iii) all obligations
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guaranteeing or intended to guarantee any debt of any other entity, whether such obligation is direct or indirect.

          I. Guarantors. Jointly and severally, Billy D. Prim, a citizen and resident of Winston-Salem, North Carolina, and American Oil and Gas Company, a North Carolina corporation.

          J. Hazardous Materials. All materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

          K. Inventory. Means all non-obsolete inventory of Borrower of every kind or character, wherever located, for which Borrower:

               (i) has full title, free and clear of any security interest, liens and claims whatsoever; and

               (ii) has the right to convey such inventory as security for the Obligations; and

               (iii) such inventory is in first class order, condition and repair.

          L. LIBOR. The London Interbank Offered Rate for thirty-day deposits, adjusted for applicable reserves, as determined by the Bank, from time to time.

          M. Loans. Collectively, the loans described in Section 2 hereof and any other existing or subsequent loan by Bank to the Borrower that is subject to this Agreemeent.

          N. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

          O. Material Adverse Effect. Any material adverse effect on (i) the business, assets, operations or financial or other condition of Borrower and its subsidiaries or Affiliates, (ii) the Borrower's ability to pay the Obligations in accordance with the terms thereof, or (iii) the Collateral or Bank's security interest in the Collateral or the priority of such security interest. Without limiting the foregoing, any adverse effect on the business, assets, operations or financial or other condition of Borrower and its subsidiaries (if any) involving, individually or in the aggregate, a liability of the Borrower or any of its subsidiaries in excess of applicable insurance coverage by more

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than $100,000 shall be deemed to be a "Material Adverse Effect" within the meaning of the applicable provisions of this Agreement.

          P. Notes. Collectively, the Revolver Note, the Working Capital Note, the Capex Note and the Acquisition Note, as such terms are defined herein.

          Q. Obligations. The Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable from the Borrower to the Bank of any kind or nature, present or future, arising under this Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising. The term includes, without limitation, all interest, charges, reasonable expenses, reasonable fees, reasonable attorneys' fees and any other sums chargeable to the Borrower by the Bank under this Agreement or any of the other Loan Documents

          R. Person. A corporation, an association, a joint venture, a limited liability company, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

          S. Prime Rate. That rate of interest determined by the Bank from time to time to be its "prime rate" for commercial loans, whether or not such rate shall be publicly announced.

          T. Platinum. Platinum Propane Holding, LLC, a Delaware limited liability company that is affiliated with the Borrower through common ownership.

          U. Tangible Net Worth. The amount by which Borrower's total assets exceed total liabilities in accordance with GAAP, minus (i) goodwill, (ii) contract rights, (iii) assets representing claims on (A) shareholders, directors, or officers or (B) Affiliates, and (iv) other assets constituting intangible assets, including, without limitation, any patents, trademarks, tradenames, copyrights or similar intellectual property.

     Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied. All financial computations made under this Agreement for the purpose of determining compliance with the financial requirements of this Agreement shall be made, and all financial

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information required under this Agreement shall be prepared, in accordance with
GAAP, as in effect on the date hereof.

     2. LOANS. Subject to the terms of this Agreement, Bank hereby agrees to make a loan to Borrower, as follows:

     A. Revolving Line of Credit. (i) Subject to the terms hereof, Bank agrees to extend a revolving line of credit (the "Revolver") to Borrower, in the original principal amount of Three Million Dollars ($3,000,000), for the purpose of refinancing the Borrower's existing revolving line of credit at LaSalle Bank, and to finance its short-term working capital needs. The Revolver will be available during the period commencing on the date hereof and continuing until November 30, 1998 (which date, as extended in accordance with the terms hereof, shall be the "Maturity Date"). Borrower may from time to time borrow, repay and re-borrow, subject to the Borrowing Base Agreement attached hereto as Exhibit "A" and by reference made a part hereof, and the Borrowing Base set forth therein (the "Borrowing Base"). Borrower shall execute and deliver to Bank a promissory note (the "Revolver Note") in the principal amount of $3,000,000, which Revolver Note shall bear interest and be payable in accordance with the terms set forth hereinbelow. It is further provided that the commitment of the Bank to continue to make the Revolver available to the Borrower beyond the Maturity Date is subject to annual review by the Bank (subject to and following receipt of the Borrower's annual report of audit as provided hereinafter), and the Bank may, in its sole discretion, elect to renew the commitment for an additional year, whereupon the Maturity Date shall be extended to the date that is one year after the then-current Maturity Date.

     (ii) Interest and Principal. Interest on the principal amount outstanding under the Revolver from time to time shall accrue at the rate of the Prime Rate, plus one-half percent (1/2%) per annum, which accrued interest shall be payable monthly in arrears. The principal of the Revolver Note shall be repaid in full, if not sooner paid, on the Maturity Date, together with all accrued but unpaid interest thereon.

     (iii) Fees. Borrower shall pay to Bank a commitment fee in the amount of one and one-half percent (1 1/2%) of the principal amount of the Revolver Loan at the closing thereof. Borrower shall also pay Bank, quarterly as invoiced by Bank, an availability fee in the amount of one-quarter percent (1/4%) of the average unused amount of the Revolver.

     (iv) Collateral Security. Repayment in full of the Revolver shall be secured by all Accounts Receivable (as such term is defined in the borrowing base agreement attached hereto), and all Inventory and Equipment of Borrower, now owned or hereafter acquired, including all proceeds thereof.

                                       4
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     (v)  Administration of Accounts.  (a) Borrower agrees to submit to Bank, within thirty (30) days of the end of each quarterly period during the term of the Revolver, a summary aged trial balance of all accounts existing as of the last day of such quarterly period, in form satisfactory to the Bank. Borrower agrees to keep accurate and complete records of its accounts, and of all payments and collections thereof.

          (b) Monthly, within thirty (30) days after the end of each monthly period, Borrower shall submit a borrowing base certificate to Bank setting forth the amount of Borrower's Eligible Accounts Receivable (as defined in the Borrowing Base Agreement) as of the last day of such monthly period.

          (c) Whether or not an Event of Default has occurred, Borrower shall permit Bank, including any of its officers, agents or designees, to inspect and verify the amount of or any other matter relating to the Borrower's accounts. Borrower agrees to cooperate fully with Bank in such inspection and verification process.

          (d) Bank shall have the right at any time after the occurrence of an Event of Default to notify any or all account debtors that Borrower's accounts have been assigned to Bank and to collect the accounts in its name.

     B. Working Capital Line of Credit. (i) Subject to the terms hereof, Bank agrees to extend a revolving line of credit (the "Working Capital Revolver") to Borrower, in the original principal amount of One Million Dollars ($1,000,000), for the purpose of financing the Borrower's general working capital needs. The Working Capital Revolver will be available during the period commencing on the date hereof and continuing until November 30, 1998 (which date, as extended in accordance with the terms hereof, shall be the "Maturity Date"). Borrower may from time to time borrow, repay and re-borrow, subject to the Borrowing Base Agreement and the Borrowing Base. As a condition of any advance under the Working Capital Revolver, Borrower shall inform Bank as to the purpose and intended use of such advance. Borrower shall execute and deliver to Bank a promissory note (the "Working Capital Note") in the principal amount of $1,000,000, which Working Capital Note shall bear interest and be payable in accordance with the terms set forth herein below.

     (ii) Interest and Principal. Interest on the principal amount outstanding under the Working Capital Revolver from time to time shall accrue at the rate of the Prime Rate, plus one-half percent (1/2%) per annum, which accrued interest shall be payable monthly in arrears. The principal of the Working Capital Note shall be repaid in full, if not sooner paid, on the Maturity Date, together with all accrued but unpaid interest thereon.

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

     (iii) Fees. Borrower shall pay to Bank a commitment fee in the amount of one and one-half percent (1 1/2%) of the principal amount of the Working Capital Revolver at the closing thereof. Borrower shall also pay Bank, quarterly as invoiced by Bank, an availability fee in the amount of one-quarter percent (1/4%) of the average unused amount of the Working Capital Revolver.

     (iv) Collateral Security. Repayment in full of the Working Capital Revolver shall be secured by all Accounts Receivable, Inventory and Equipment of Borrower, now owned or hereafter acquired, including all proceeds thereof.

     C. Capital Expenditures Line of Credit. (i) Subject to the terms hereof, the Bank may, in its sole discretion, extend an additional uncommitted revolving line of credit (the "Capex Revolver") to Borrower, in the original principal amount of One Million Dollars ($1,000,000), for the purpose of financing the Borrower's capital expenditures. Advances and readvances under the Capex Revolver will be made available to the Borrower in the Bank's sole discretion, subject to the Bank's satisfaction with the Borrower's financial condition and with the purpose and intended use of the loan proceeds by the Borrower. Borrower may repay advances under the Capex Revolver at any time prior to the Maturity Date. Any advances under the Capex Revolver that are not sooner paid shall be payable in full on November 30, 1998 (which date, as extended in accordance with the terms hereof, shall be the "Maturity Date"). Borrower shall execute and deliver to Bank a promissory note (the "Capex Note") in the principal amount of $1,000,000, which Capex Note shall bear interest and be payable in accordance with the terms set forth herein below.

     (ii) Interest and Principal. Interest on the principal amount outstanding under the Capex Revolver from time to time shall accrue at the rate of the Prime Rate, plus one-half percent (1/2%) per annum, which accrued interest shall be payable monthly in arrears. The principal of the Capex Note shall be repaid in full, if not sooner paid, on the Maturity Date, together with all accrued but unpaid interest thereon.

     (iii) Fees. Borrower shall pay to Bank a commitment fee in the amount of one and one-half percent (1 1/2%) of the principal amount of each advance under the Capex Revolver at the time such advance is made.

     (iv) Collateral Security. Repayment in full of the Capex Revolver shall be secured by all Accounts Receivable, Inventory and Equipment of Borrower, now owned or hereafter acquired, including all proceeds thereof.

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     D.  Acquisition Loan.  (i)  Subject to the terms hereof, Bank agrees to extend a short-term loan (the "Acquisition Loan") to Borrower, in the original principal amount of Four Million Dollars ($4,000,000), for the purpose of providing a portion of the funds to finance the acquisition by Borrower and Platinum of certain assets of USA Cylinder Exchange, Inc. The proceeds of the Acquisition Loan will be available to Borrower at the closing of such acquisition. To evidence the Acquisition Loan, Borrower shall execute and deliver to Bank a promissory note (the "Acquisition Note") in the principal amount of $4,000,000, which Acquisition Note shall bear interest and be payable in accordance with the terms set forth herein below.

     (ii) Interest and Principal. Interest on the principal amount outstanding under the Acquisition Loan from time to time shall accrue at the rate of the Prime Rate, plus one-half percent (1/2%) per annum, which accrued interest shall be payable monthly in arrears. The principal of the Acquisition Note shall be repaid in consecutive equal quarterly installments of $250,000 each, together with accrued interest thereon, commencing May 1, 1998 and continuing on the first day of each consecutive quarterly period thereafter, with a final payment of all remaining principal and accrued but unpaid interest on November 30, 1998.

     (iii) Fees. Borrower shall pay to Bank a commitment fee in the amount of one and one-half percent (1 1/2%) of the principal amount of the Acquisition Loan at the closing thereof.

     (iv) Collateral Security. Repayment in full of the Acquisition Loan shall be secured by all Accounts Receivable, Inventory and Equipment of Borrower, now owned or hereafter acquired, including all proceeds thereof.

     E. Other Interest Rate Provisions Applicable to the Loans.

     (a) Following the completion of an initial public offering of capital stock by the Borrower, Bank agrees that it will, upon the Borrower's request, convert the interest rate applicable to the Loans to a LIBOR-based rate. Such rate will vary, according to the Borrower's compliance with certain financial ratios, as set forth below, as computed by the Borrower's certified public accountants, in a manner reasonably acceptable to the Bank. The financial ratios shall be calculated annually and, if satisfied, shall apply to the Loans during the next succeeding year. At any time that the Borrower does not meet the requirements of such financial ratios, however, the interest rate will be or revert to the rate of the Bank's Prime Rate plus one-half percent. It is further provided that the Borrower must be in compliance with all of the terms and provisions of this Agreement to receive the following rates:

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

                               Debt
If Funded Debt/                to Tangible       Then the Rate
EBITDA is:                     Net Worth is:     will be:
-------------------------------------------------------------------------------
(a)  less than or equal        2.0 or less,      LIBOR + 175 basis
     to 2.5; and                                 points
(b)  less than or equal        1.5 or less,      LIBOR + 150 basis
     to 2.0; and                                 points
(c)  less than or equal        1.0 or less,      LIBOR + 125 basis
     to 1.5; and                                 points

     (b) Borrower shall also have the option to fix the interest rate on all or any portion of the Loans, at any time, through the use of a Hedge Agreement purchased from the Bank at the market rate for such products. For purposes hereof, a "Hedge Agreement" means any agreement between Borrower and Bank, or any affiliate of Bank, now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices. Notwithstanding any other terms of this Agreement, any loan subject to a Hedging Agreement shall be prepayable only in accordance with, and subject to any fees imposed under, the terms of such Hedging Agreement.

     3. COLLATERAL SECURITY; SUBORDINATIONS. (i) Payment and performance of the Notes shall be secured by the collateral security for such Notes described above, and the Borrower hereby grants, conveys, transfers and assigns to the Bank a security interest in and lien upon all of such Collateral for such Notes. All Obligations of the Borrower to the Bank pursuant to the Revolver Note, the Working Capital Note, the Capex Note and the Acquisition Note shall be cross-collateralized, such that all Collateral for any such Note shall be deemed to secure all such Notes.

     Borrower further agrees to pledge and assign to Bank all of its right, title and interest in and to all indebtedness due from shareholders, Affiliates and related companies including, without limitation, that certain promissory note made by Platinum payable to Borrower, dated June 30, 1997, in the original principal amount of $1,733,648, as additional collateral security for the Loans.

     (ii) Borrower further agrees that all indebtedness due to shareholders, Affiliates and related companies, now existing or hereafter incurred, including, without limitation, Platinum and Platinum Venture Partners, shall be subordinated, both as to right and priority of payment, to the prior payment in full of all indebtedness of Borrower to the Bank. Borrower shall cause each Person to whom such indebtedness is owed to acknowledge such subordination, in form satisfactory to Bank. It is expressly provided, however, that notwithstanding the aforesaid subordination, Borrower may repay such subordinated indebtedness following any public offering by the Borrower if, at the same time, the Borrower's indebtedness to the Bank is also repaid in full.

     (iii) Borrower agrees and undertakes to execute and deliver to the Bank such security agreements, pledge agreements, assignments, financing statements, subordinations, certificates, waivers, estoppel agreements, and other documentation, in form acceptable to the Bank, as may be requested by the Bank in connection with the Collateral.

     4. GUARANTORS. Payment in full of the Loans, together with all accrued interest, fees and other charges applicable thereto, shall be guaranteed, jointly and severally, by Billy D. Prim and American Oil and Gas Company, pursuant to guaranty agreements in form satisfactory to the Bank. It is expressly provided, however, that each of the guarantees of such Guarantors shall be limited to a principal amount of $6,000,000, together with interest thereon and fees applicable thereto. The Guarantors further agree to maintain, at all times that the Loans remain unpaid, combined liquidity in the amount of not less than $2,500,000. For purposes hereof, "liquidity" shall mean cash, cash equivalents and readily-marketable securities owned by such Guarantors that are not pledged, subject to any lien, restricted or encumbered in any fashion.

     5. CONDITIONS PRECEDENT. The Bank's agreement to extend the Loans to the Borrower is subject to the fulfillment, to the Bank's satisfaction, of all of the following conditions:

     A. Bank shall have received, on or before the date hereof (i) a copy of the resolutions of the Board of Directors of the Borrower, certified on such date by an officer of the Borrower, authorizing the execution and delivery of this Agreement, the borrowings hereunder and the execution and delivery of the Revolver Note, the Working Capital Note, the Capex Note, the Acquisition Note, the other Loan Documents and the Collateral, and (ii) such additional documents and requirements as the Bank or counsel for the Bank may reasonably request.

     B. Bank shall have received, on or before the date hereof (i) a copy of the resolutions of the Board of Directors of American Oil and Gas Company, certified on such date by an officer of such Guarantor, authorizing the execution and delivery of the guaranty agreement for such Guarantor, and (ii) such additional documents and requirements as the Bank or counsel for the Bank may reasonably request.

     C. The Borrower and the Guarantors shall have executed and delivered all documentation for the Loans and the guaranties, as requested by the Bank, which shall be in form and content reasonably acceptable to the Bank and its counsel.

     D. The Borrower shall have provided to the Bank, in form satisfactory to the Bank, all financial and other information requested by Bank as to its business and affairs of Borrower, the business and affairs of Platinum, and the personal financial condition of Billy D. Prim.

     E. The Borrower shall have provided to the Bank, in form and content satisfactory to the Bank and its counsel, satisfactory evidence that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has the corporate and legal authority to own its property and carry on its business as now being conducted.

     F. All terms and conditions of the Bank's commitment letter to the Borrower for the Loans have been satisfied and fulfilled, to the reasonable satisfaction of the Bank.

     G. No event has occurred or failed to occur that would have a Material Adverse Effect on the financial condition of the Borrower as set forth in its most recent annual financial statements and internally-prepared quarterly financial statements submitted to Bank.

     H. The Borrower shall have certified that the execution of the Loan Documents shall not cause any default under any other contract or agreement to which the Borrower is subject.

     I. The Bank shall have conducted, or caused to be conducted, an audit of the Borrower's Accounts Receivable, with results that are satisfactory to the Bank in its sole discretion.

     6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

          A. Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

          B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower, respectively. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

          C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and similar laws and other laws generally affecting the enforceability of Creditors rights and to general principles of equity.

          D. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement

          G. Taxes. All material taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and Borrower has filed all material tax returns which it is required to file.

          H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since July 31, 1997. To the best of its knowledge, all factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank.

          I. Place of Business. Borrower's chief executive office is located at: 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

          J. Environmental Matters. The conduct of Borrower's business operations does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and Borrower will not use or permit any other party to use any Hazardous Materials at Borrower's places of business except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefor.

          K. No Material Adverse Effect. To the best of the Borrower's knowledge, neither this Agreement nor any of the Loan Documents, nor any statements furnished to the Bank by or on behalf of the Borrower in connection with the Loans or the Loan Documents, contain any untrue statement of a material fact. To the best knowledge of the Borrower, there is no fact that the Borrower has not disclosed to the Bank in writing that would have a Material Adverse Effect.

          L. Continuation of Representation and warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan (except insofar as such representations and warranties relate expressly to an earlier date, and except for the representations and warranties in Section 6. D and H, which shall be deemed to be made solely on the date of this Agreement).

     7. AFFIRMATIVE COVENANTS. Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

          (i) Achieve a Tangible Net Worth, plus subordinated debt, of not less than $25,000,000 as of October 31, 1998.

          (ii) Achieve EBITDA that is not less than:

          (a)  ($500,000) for the three months ending January 31, 1998;
          (b)  $-0- for the three months ending April 30, 1998;
          (c)  $1,600,000 for the three months ending July 31, 1998; and
          (d)  $1,750,000 for the three months ending October 31, 1998.

     B. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire. Borrower shall pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes one time each year during the term of the Loans. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

     (i) Furnish to Bank audited financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

     (ii) Furnish to Bank quarterly financial statements (including a balance sheet and profit and loss statement) of Borrower, which shall be prepared by Borrower, for each quarter of each fiscal year of Borrower, within 30 days after the close of each such period.

     (iii) Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants. Such compliance certificates shall be substantially in the form of Exhibit B attached hereto.

     (iv) Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

          C. Insurance. Except as otherwise provided herein, maintain insurance with insurance companies reasonably acceptable to the Bank on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loans and 30 days prior to each policy renewal. Bank acknowledges and agrees that Borrower is self-insured for collision damage on all vehicles constituting equipment; that it requires its lessees to maintain collision insurance on all vehicles constituting inventory held for lease, which insurance names the Borrower as loss payee; and that it is self-insured for workers compensation insurance. Borrower agrees that it will notify Bank immediately if separate insurance coverage is hereafter purchased by Borrower covering such risks, such insurance to be subject to the terms of this section.

          D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

          E.   Adverse Conditions or Events. Promptly advise Bank in writing of
(i) any condition, event or act which comes to its attention that would or might have a Material Adverse Effect on Borrower's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower seeking in excess of $50,000 in damages, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in which the uninsured damages are in excess of an aggregate of $100,000.00.

          F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

          G. Maintenance. Maintain all of its tangible property in good condition and repair, except for those properties deemed to be obsolete by the Borrower, and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          H. Notification of Environmental Claims. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

     8. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

          A. Ownership and Management. Make or permit to be made any material change in the ownership or executive management of the Borrower; provided, however, that the Borrower shall not be prohibited by this covenant from conducting an initial public offering of its capital stock.

          B. Transfer of Assets or Control. Sell, lease, sell and leaseback, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower, or form or acquire any subsidiary, except for a wholly-owned subsidiary which has executed a guaranty of the Loans, in form satisfactory to the Bank. Notwithstanding the foregoing, however, Borrower may dispose of assets formerly used in its distribution business having an aggregate value of up to $250,000 during the first year after the date hereof, and up to $50,000 in any subsequent year.

          C. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

          D. Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity, except (i) as previously disclosed to Bank in writing, and (ii) other loans, not in excess of an aggregate principal amount of $300,000, in connection with acquisitions made by the Borrower.

          E. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise), other than to Bank, except for normal trade debts incurred and capital leases entered into in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement. Borrower shall also be permitted to incur indebtedness to Affiliates, shareholders or related companies hereafter, as long as the incurrence of such indebtedness is disclosed to Bank and all such indebtedness is fully subordinated to Borrower's indebtedness to Bank, in form satisfactory to Bank.

          F. Dividends and Distributions. At any time Borrower is in default under this Agreement, or would be in default following or as a result thereof, make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower, or in any way amend its capital structure.

          G. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

     9. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents (an "Event of Default") if it shall default in the payment of any amounts due and owing under the Loans, or any of them. Borrower shall also be in default if it should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, assignment, pledge or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation, and such default shall continue uncured for a period of thirty (30) days. Additionally, it shall constitute an Event of Default hereunder if the Borrower does not complete an initial public offering of its capital stock on or before July 31, 1998 and the Borrower's year to date EBITDA as of such date has resulted in losses greater than $450,000.

     10. REMEDIES UPON DEFAULT. If an Event of Default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

     11. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

     Borrower:     Blue Rhino Corporation
                   104 Cambridge Plaza Drive
                   Winston-Salem, NC 27104
                   ATTN:    Mark Casteneda
                            Chief Financial Officer

     Bank:         NationsBank, N.A.
                   380 Knollwood Street
                   Winston-Salem, NC 27103
                   ATTN:    Simpson O. Brown, Jr.
                            Senior Vice President

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A.   If sent by hand delivery, upon delivery;

          B.   If sent by mail, upon the earlier of the date of receipt or five
(5) days after deposit in the U.S. Mail, first class postage prepaid.

     12. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys fees, incurred by Bank in connection with Bank's collection of, or attempts to collect, any Obligations due hereunder or under the Notes.

     13. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

          B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of North Carolina and applicable federal law.

          C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by either party therefrom, shall be effective unless the same shall be in writing and signed by each party, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

          E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          F. Indemnification. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) ("Indemnified Damages") arising from or in any way related to any of the transactions contemplated hereby, except Indemnified Damages occurring as a result of willful or negligent conduct of the Bank, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the worker's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loans and foreclosure of the Collateral.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as the Loans are outstanding or the obligation of the Bank to make any advances under the Loans shall not have expired.

          H. Updated Appraisals and Maintenance of Collateral Value. Bank may at its option, at Borrower's expense, obtain an appraisal of the Collateral securing payment of the Loans. The costs of each such appraisal shall be payable by Borrower to Bank on demand. If such appraisal shows the market value of the Collateral has declined, Borrower agrees that, upon demand by Bank, it will immediately either pledge additional collateral in form and substance satisfactory to Bank or make such payments as shall be necessary to reduce the principal balance outstanding under the Loan.

     14. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE, INC., OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S., WHICH WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR
(II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

          15. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


                    [Signatures appear on following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

                                        BORROWER:
                                        --------

                                        BLUE RHINO CORPORATION

ATTEST:                                 By: /s/ BILLY D. PRIM
                                            ------------------------------
------------------------------          Title: CEO
        Secretary                              ---------------------------
    [Corporate Seal]




                                        BANK:
                                        ----
                                        NATIONSBANK, N.A.

                                        By:
                                            ------------------------------
                                        Title:
                                               ---------------------------

                                   EXHIBIT A
                            BORROWING BASE AGREEMENT

     1. Borrowing Base. The aggregate principal amount of all amounts from time to time advanced pursuant to the terms of that promissory note dated December __ , 1997 in the principal amount of $3,000,000 (the "Revolver Note") and that promissory note dated December __, 1997 in the principal amount of $1,000,000 (the "Working Capital Note") shall not exceed the Maximum Amount.

     "Maximum Amount" shall mean the lesser of $4,000,000 or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to 80% of Eligible Accounts Receivable, plus overadvances up to $1,000,000.

     "Eligible Accounts Receivable" shall mean all accounts receivable of Borrower which have been created in the ordinary course of Borrower's business and for which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

          (i)    any invoice which is more than ninety (90) days past due;

          (ii) any account for which there exists a right of set off, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) and for which no defense or counterclaim has been asserted;

          (iii) any account which represents an obligation of any local, state or federal governmental agency or entity;

          (iv) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the account receivable arising with respect thereto;

          (v) any account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

          (vi) any account which represents an obligation of a customer which is not a resident of the United States or its territories unless such account is supported by a letter of credit in form and substance acceptable to Bank;

          (vii) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of Borrower;

          (viii) any account which represents an obligation of a customer of Borrower when 80% or more of Borrower's accounts from such customer are not eligible pursuant to the foregoing formula; and

          (ix)   any unapplied credits over 90 days old.

     "Accounts Receivable" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, document, and general intangibles arising from the sale of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

     2. Advances. The amounts of advances under the Revolver Note shall be determined consistent with the value of the Eligible Accounts Receivable, taking into account all fluctuations of the value thereof. The Bank shall be under no obligation to make any advance to Borrower in excess of the limitations stated above.

     3. Reporting. In addition to any reporting requirements required under the Loan Agreement to which this Borrowing Base Agreement is attached, the borrower will submit the following in form and substance satisfactory to Bank:

          (i) Accounts Receivable Aging. Not later than forty-five (45) days after the end of each fiscal quarter, Borrower will submit a borrowing Base Certificate in the form attached hereto as Exhibit A-1.

     4. [x]Lock box Arrangement. Bank and Borrower shall, upon request of Bank, establish and maintain one or more special lock box or blocked accounts for the collection of the Accounts Receivables. Each such special account shall be with a bank satisfactory to the Bank (which may be an affiliate of the Bank) and shall be subject to the Bank's standard form agreement. Any checks or other remittances against Accounts Receivables which are received by the Borrower shall be held in trust for the Bank and turned over by the borrower to the Bank or to a person designated by the Bank in the identical form received (except for any necessary endorsement) as speedily as possible.

     5. Mandatory Payment. In the event the aggregate principal outstanding balance of advances under the Revolver Note exceeds the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Revolver Note below the Maximum Amount.

Borrower:                               Bank:

BLUE RHINO CORPORATION                  NATIONSBANK, N.A.


By: /s/ Mark Castaneda                  By:
    ------------------------   (Seal)       --------------------------
Name:  Mark Castaneda                   Name:
     -----------------------                 -------------------------
Title: CFO                              Title:
       ---------------------                   -----------------------

                                   EXHIBIT B

                            COMPLIANCE CERTIFICATE
                            ----------------------

     This Compliance Certificate is delivered pursuant to Section 6(B)(iii) of the Loan Agreement dated as of December __, 1997 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between Blue Rhino Corporation (the "Borrower") and NationsBank, N.A. The covenants set forth below apply to the Borrower under the Loan Agreement. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Loan Agreement.

     The undersigned, being the duly elected, qualified and acting Chief Financial Officer of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby Certifies and warrants that:

     1. He/she is the Chief Financial Officer of the Borrower and that, as such, he/she is authorized to execute this certificate on behalf of the Borrower.

     2.   As of ___________________, 19__:

          (a) Tangible Net Worth plus subordinated debt was $_________________;

          (b) Borrower's EBITDA for the three months ending as of such date was $_________________.

          (c) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates;

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______________ day of _______________, 19__.

                                      BLUE RHINO CORPORATION

                                      By:___________________________________
                                      Title: Chief Financial Officer

                            Blue Rhino Corporation
                           Schedule of Indebtedness
                            As of November 30, 1997
                            -----------------------

Notes Payable
     Equipment
          AT&T                             $ 17,953.70
          Heller Financial Corp               8,843.91          26,797.61
                                           -----------
Capital Leases
     Handhelds
          Nelco                              64,561.15
          Leasing Innovations               118,470.51
          GreenTree                          80,675.46         263,707.12
                                           -----------

Suburban Propane                                                60,450.00
Senior Discount Notes                                       15,644,715.38
                                                           --------------
 Total                                                     $15,995,670.11
                                                           ==============

                                     TAXES


     The Company previously and currently owned display racks and other property which was used in counties throughout the United States. In connection with the ownership and use of these display racks and other property, the Company never paid any county, local or other municipal property tax. Most of this property has been sold or leased to the Company's distributors who are now responsible for the filing and payment of local property taxes in the future. However, given the small amount of the total tax liability compared with the expense in preparing the tax filings, the Company has determined that it is in its best interest not to file returns unless it receives a tax assessment by a county or other municipalities. The Company has reserved approximately $30,000 for these tax liabilities which it believes is an adequate amount.

                                  EXHIBIT A-1
                          BORROWING BASE CERTIFICATE

Status as of ___________________, 19___.

In accordance with the terms of the Borrowing Base Agreement attached as Exhibit A to that Loan Agreement dated December ___, 1997, by and between blue Rhino Corporation and NationsBank, N.A., we hereby represent and warrant as follows:

1.   Total Accounts Receivable                        $_____________________

2.   Less ineligible accounts receivable
     (as set forth in the borrowing Base
     Agreement)                                       $_____________________

3.   Eligible Accounts Receivable                     $_____________________

4.   a.   80% of Eligible Accounts Receivable,        $_____________________
     b.   plus, up to $1,000,000 overadvance,         $_____________________
     c.   = Total Available:                          $_____________________

5.   Maximum loan amount                              $4,000,000.00

6.   Outstanding balance as of report date            $_____________________

7.   Available for further advances (lesser of
     line 4 or line 5 minus line 6)                   $_____________________

8.   If line 7 is negative, amount to be
     repaid immediately to Bank                       $_____________________

     The undersigned does hereby certify that the foregoing is true and correct. The undersigned does further acknowledge that the Bank is relying upon this certificate and any supporting documents to grant or continue to grant credit to it, and further warrants and represents that no event of default has occurred, or would, with the passage of time or the giving of notice, or both, occur under the above-referenced Loan Agreement.

Borrower:

BLUE RHINO CORPORATION

By: /s/ Mark Castaneda
   -------------------------------

Name:   Mark Castaneda
     -----------------------------

Title:  CFO
      ----------------------------

                                     TAXES


     The Company previously and currently owned display racks and other property which was used in counties throughout the United States. In connection with the ownership and use of these display racks and other property, the Company never paid any county, local or other municipal property tax. Most of this property has been sold or leased to the Company's distributors who are now responsible for the filing and payment of local property taxes in the future. However, given the small amount of the total tax liability compared with the expense in preparing the tax filings, the Company has determined that it is in its best interest not to file returns unless it receives a tax assessment by a county or other municipalities. The Company has reserved approximately $30,000 for these tax liabilities which it believes is an adequate amount.